UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 20, 2019

PVH CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code  (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendments to the Certificate of Incorporation
On June 20, 2019, PVH Corp. (the “Company”) filed an Amended and Restated Certificate of Incorporation. At the Company’s Annual Meeting of Stockholders held on that date, the Company’s stockholders approved amendments to the Certificate of Incorporation to eliminate the requirement that holders of at least 80% of the outstanding shares of the Company’s common stock approve (i) certain transactions with certain stockholders and (ii) amendments to the Company’s By-Laws that are submitted to a vote of the stockholders. The Amended and Restated Certificate of Incorporation includes the approved amendments, as well as consolidates in one instrument all previously approved amendments to the Company’s Certificate of Incorporation.
The Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Report.
Amendment to By-Laws
On June 20, 2019, the Company amended its By-Laws to eliminate the requirement that holders of at least 80% of the outstanding shares of the Company’s common stock approve amendments to the By-Laws that are submitted to a vote of the stockholders. This amendment was made to conform the By-Laws to the amendment to the Company’s Certificate of Incorporation to eliminate the requirement of an 80% supermajority vote for stockholders to amend the Company’s By-Laws discussed above.
The Company’s By-Laws, as amended, are attached as Exhibit 3.2 to this Report.
Item 5.07   Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of the Company was held on June 20, 2019.  There were present in person or by proxy holders of 65,186,650 shares of the Company’s common stock.  These shares present represented approximately 86.7% of the shares of common stock eligible to be voted at the meeting.  The holders of the common stock voted on the matters reported below.
The following directors were elected to serve for a term of one year:
	For	Against	Abstain	Broker Non-Vote
Mary Baglivo	61,479,610	1,166,558	123,215	2,417,267
Brent Callinicos	62,470,985	101,695	196,703	2,417,267
Emanuel Chirico	59,805,730	2,684,026	279,627	2,417,267
Juan R. Figuereo	62,482,804	163,515	123,064	2,417,267
Joseph B. Fuller	59,605,826	3,141,410	22,147	2,417,267
V. James Marino	61,612,579	1,032,658	124,146	2,417,267
G. Penny McIntyre	62,478,872	168,138	122,373	2,417,267
Amy McPherson	62,539,662	107,262	122,459	2,417,267
Henry Nasella	59,379,554	3,363,742	26,086	2,417,267
Edward R. Rosenfeld	62,408,324	260,388	100,671	2,417,267
Craig Rydin	60,469,321	2,176,013	124,049	2,417,267
Amanda Sourry	62,277,394	368,773	123,216	2,417,267

The proposal to approve, in a non-binding, advisory vote, the compensation paid to the Company’s named executive officers was approved.  The vote was: FOR – 58,943,107; AGAINST – 3,799,192; ABSTAIN – 27,084; and there were 2,417,267 broker non-votes.
The proposal to approve the amendment to the Company’s Certificate of Incorporation to eliminate the requirement that holders of at least 80% of the Company’s outstanding shares of common stock approve certain transactions with certain stockholders was approved.  The vote was: FOR – 62,502,166; AGAINST – 139,362; ABSTAIN – 127,855; and there were 2,417,267 broker non-votes.
The proposal to approve the amendment to the Company’s Certificate of Incorporation to eliminate the requirement that holders of at least 80% of the Company’s outstanding shares of common stock approve amendments to the Company’s By-Laws submitted to a vote of the stockholders was approved.  The vote was: FOR – 62,501,848; AGAINST – 139,728; ABSTAIN – 127,807; and there were 2,417,267 broker non-votes.
The proposal for Ernst & Young LLP to serve as the Company’s independent auditors for its current fiscal year was ratified. The vote was: FOR – 62,293,829; AGAINST – 2,873,393; and ABSTAIN – 19,428.  There were no broker non-votes for this proposal.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
3.1	Amended and Restated Certificate of Incorporation of PVH Corp., as filed with the Secretary of State of the State of Delaware on June 20, 2019.

3.2	By-Laws of PVH Corp., as amended through June 20, 2019.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer, Executive Vice President

Date: June 21, 2019